Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

Michael F. Cronin, CPA

687 Lee Road, Ste 210

Rochester, NY 14606

407-754-7027

email: mikeccpa@aol.com

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
China Media Networks International, Inc.	March 22, 2006

We consent to the inclusion in the 2005 Form 10-KSB Annual Report of China Media Networks International, Inc. of our report dated February 27, 2006 relating to the consolidated balance sheet of China Media Networks International, Inc. and its subsidiary as of December 31, 2005 and the related consolidated statements of operations, stockholder’s equity and cash flows for the year ended December 31, 2005.

March 22, 2006

/s/ Michael F. Cronin
Michael F. Cronin
Certified Public
Accountant